Exhibit 10.04

FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT

This First Amendment to certain Stock Purchase Agreement (“First Amendment”) is entered into as of the date indicated below, by and among BANKGUAM HOLDING COMPANY, a bank holding company (“Company”) and DAVID J. JOHN (“Seller”).

RECITALS

A.  Company and Seller entered into a certain Stock Purchase Agreement dated May 27, 2016 (“SPA”) for the purchase of ASC TRUST CORPORATION capital stock.

B.  The parties wish to modify the SPA to extend the Second Closing stated at Section 2.2.2 of the SPA.

NOW THEREFORE, in consideration of the premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Company and Seller agree as follows:

1.  Section 2.2.2 of the SPA is amended to read as follows:

Second Closing.  On July 1, 2019, and subject to the fulfillment of the conditions set forth in this Agreement and the Ancillary Stockholders’ Agreement, Seller shall sell, transfer, convey, assign and deliver to Buyer, and Buyer shall purchase and accept from Seller shares of Stock of ASC which equals twenty (20%) of the Stock of ASC.

In witness thereof, the parties have executed this First Amendment to be effective on the date written below.

DATED: March 12, 2019

SELLER:
/s/ David J. John
Name:	David J. John
Date:
COMPANY:
BANKGUAM HOLDING COMPANY
/s/ William D. Leon Guerrero
Name:	William D. Leon Guerrero
Title:	Executive Vice President / Chief Operating Officer